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                                                                    EXHIBIT 23.4

            CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS


As independent petroleum engineers and geologists, we hereby consent to the incorporation by reference in this registration statement on Form S-3 of KCS Energy, Inc. and the subsidiary guarantors listed herein of the reserve information included in the Annual Report on Form 10-K of KCS Energy, Inc. for the year-ended December 31, 2002, in the context in which such information appears therein. We also consent to all references to our firm included in or made part of this Registration Statement on Form S-3, including under the heading "Experts."


                                      NETHERLAND, SEWELL & ASSOCIATES, INC.


                                      By: /s/ FREDERIC D. SEWELL
                                          ------------------------------------
                                          Frederic D. Sewell
                                          Chairman and Chief Executive Officer

Dallas, Texas
September 15, 2003